Exhibit 10.14
ASSIGNMENT OF INVENTIONS (NOT ACCOMPANYING APPLICATION)
Whereas, James Francis McNulty, Jr., hereinafter sometimes referred to as “said Inventor”, citizen of the United States of America, whose post office address is 1290 3M Street, Calimesa, California, 92320, has invented certain new and useful improvements in United States Letters Patent 5,841,622, titled “Remotely Activated Electrical Discharge Restraint Device Using Biceps’ Flexion Of The Leg To Restrain” and granted November 24, 1998, and United States Letters Patent 6,575,073, titled “Method and Apparatus For Implementing A Two Projectile Electrical Discharge Weapon” and granted June 10,2003.
Whereas, Stinger Systems, Inc., having a business address at 1901 Roxborough, Suite 118, Charlotte, NC, 28211 is desirous of acquiring the entire right, title and interest in, to and under the said improvements, and the said application;
Now, Therefore, in consideration of ONE HUNDRED THOUSAND DOLLARS ($ 100,000.00) and SEVENTY FIVE THOUSAND shares of the common stock of Stinger Systems, Inc., a public corporation, I, James Francis McNulty, Jr., have hereby sold, assigned, transferred and set over, and by these presents do sell, assign, transfer and set over, unto said Stinger Systems, Inc., its successors, legal representatives and assigns, the entire right, title and interest in, to and under said improvements.
And, I hereby covenant that I have full right to convey the entire interest herein assigned, and that I have not executed and will not execute, any agreement in conflict herewith.
And, I hereby further covenant and agree that I will communicate to the said Stinger Systems, Inc., its successors, legal representatives and assigns, any facts known to me respecting said improvements, and testify in any legal proceeding, sign all lawful papers, execute reissue applications, make all rightful oaths, and generally do everything possible to aid said Stinger Systems, Inc., its successors, legal representatives and assigns, to obtain and enforce proper patent protection for said improvements in all countries. James Francis McNulty, Jr. does not hereby or otherwise represent or warrant that any additional patent(s) will or may be granted for the invention(s).
This Assignment shall become effective if, and only if, said Stinger Systems, Inc. pays James Francis McNulty, Jr. ONE HUNDRED THOUSAND UNITED STATES DOLLARS ($ 100,000.00) by certified check and SEVENTY FIVE THOUSAND SHARES of its common stock on or before December 6, 2004 and registers said stock on or before March 31, 2005.
In Testimony Whereof, I hereto set my hand and seal this 26th day of November, 2004.

James F. McNulty, Jr.